Exhibit 99.2

NanoViricides Announces Closing of $6 Million Registered Direct Offering and Concurrent Private Placement Priced at the Market Close

SHELTON, CONNECTICUT / ACCESS Newswire / November 12, 2025 / NanoViricides, Inc. (NYSE American:NNVC) (the "Company"), today announced the closing of its previously announced securities purchase agreement with a single healthcare institutional investor for the purchase and sale of 3,571,429 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $1.68 per share in a registered direct offering (the "Offering"). The gross proceeds from the Offering are approximately $6 million, before deducting placement agent commissions and other offering expenses. In addition, in a concurrent private placement, the Company has issued and sold Series A warrants to purchase up to 3,571,429 shares of common stock (the "Series A Warrants") and Series B warrants to purchase up to 3,571,429 shares of common stock (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"). The Series A Warrants have an exercise price of $1.75 per share, are exercisable after 6 months from date of issuance, and expire 2 years following the issuance date. The Series B Warrants have an exercise price of $2.00 per share, are exercisable after 6 months from date of issuance, and expire 5.5 years following the issuance date. The exercise price of the Series B Warrants represents approximately a 20% premium to the closing price for the Company's common stock on November 10, 2025.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners acted as the sole placement agent in connection with the offering.

The common stock (and common stock equivalents in lieu thereof) offered to the institutional investor described above were offered pursuant to a registration statement on Form S-3 (File No. 333-271706) which was declared effective by the Securities and Exchange Commission (the "SEC") on May 22, 2023. The offering was made only by means of a prospectus supplement and accompanying prospectus which are a part of the effective registration statement. The Warrants were issued in a concurrent private placement. A prospectus supplement and the accompanying prospectus relating to the registered direct offering were filed with the SEC and is available on the SEC's website at www.sec.gov. Additionally, electronic copies of the prospectus supplement and the accompanying prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the Warrants and the shares underlying the warrants offered to the institutional investor were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, (the "Securities Act") and Regulation D promulgated thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About NanoViricides

NanoViricides, Inc. (the "Company") (www.nanoviricides.com) is a clinical stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide™ class of drug candidates and the nanoviricide™ technology are based on intellectual property, technology and proprietary know-how of TheraCour Pharma, Inc. The Company has a Memorandum of Understanding with TheraCour for the development of drugs based on these technologies for all antiviral infections. The MoU does not include cancer and similar diseases that may have viral origin but require different kinds of treatments.

The Company has obtained broad, exclusive, sub-licensable, field licenses to drugs developed in several licensed fields from TheraCour Pharma, Inc. The Company's business model is based on licensing technology from TheraCour Pharma Inc. for specific application verticals of specific viruses, as established at its foundation in 2005.

Our lead drug candidate is NV-387, a broad-spectrum antiviral drug that we plan to develop as a treatment of RSV, COVID, Long COVID, Influenza, and other respiratory viral infections, as well as MPOX/Smallpox infections. Our other advanced drug candidate is NV-HHV-1 for the treatment of Shingles. The Company cannot project an exact date for filing an IND for any of its drugs because of dependence on a number of external collaborators and consultants. The Company is currently focused on advancing NV-387 into Phase II human clinical trials.

NV-CoV-2 (API NV-387) is our nanoviricide drug candidate for COVID-19 that does not encapsulate remdesivir. NV-CoV-2-R is our other drug candidate for COVID-19 that is made up of NV-387 with remdesivir encapsulated within its polymeric micelles. The Company believes that since remdesivir is already US FDA approved, our drug candidate encapsulating remdesivir is likely to be an approvable drug, if safety is comparable. Remdesivir is developed by Gilead. The Company has developed both of its own drug candidates NV-CoV-2 and NV-CoV-2-R independently.

The Company is also developing drugs against a number of viral diseases including oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others. NanoViricides' platform technology and programs are based on the TheraCour® nanomedicine technology of TheraCour, which TheraCour licenses from AllExcel. NanoViricides holds a worldwide exclusive perpetual license to this technology for several drugs with specific targeting mechanisms in perpetuity for the treatment of the following human viral diseases: Human Immunodeficiency Virus (HIV/AIDS), Hepatitis B Virus (HBV), Hepatitis C Virus (HCV), Rabies, Herpes Simplex Virus (HSV-1 and HSV-2), Varicella-Zoster Virus (VZV), Influenza and Asian Bird Flu Virus, Dengue viruses, Japanese Encephalitis virus, West Nile Virus, Ebola/Marburg viruses, and certain Coronaviruses. The Company intends to obtain a license for RSV, Poxviruses, and/or Enteroviruses if the initial research is successful. As is customary, the Company must state the risk factor that the path to typical drug development of any pharmaceutical product is extremely lengthy and requires substantial capital. As with any drug development efforts by any company, there can be no assurance at this time that any of the Company's pharmaceutical candidates would show sufficient effectiveness and safety for human clinical development. Further, there can be no assurance at this time that successful results against coronavirus in our lab will lead to successful clinical trials or a successful pharmaceutical product.

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the SEC and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in preclinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

The phrases "safety", "effectiveness" and equivalent phrases as used in this press release refer to research findings including clinical trials as the customary research usage and do not indicate evaluation of safety or effectiveness by the US FDA.

FDA refers to US Food and Drug Administration. IND application refers to "Investigational New Drug" application. cGMP refers to current Good Manufacturing Practices. CMC refers to "Chemistry, Manufacture, and Controls". CHMP refers to the Committee for Medicinal Products for Human Use, which is the European Medicines Agency's (EMA) committee responsible for human medicines. API stands for "Active Pharmaceutical Ingredient". WHO is the World Health Organization. R&D refers to Research and Development.

Contact:

NanoViricides, Inc.

info@nanoviricides.com

Public Relations Contact:

ir@nanoviricides.com

SOURCE: NanoViricides